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                                                                       EXHIBIT 1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 15, 2003 relating to the financial statements and financial highlights which appear in the February 28, 2003 Annual Reports to Shareholders of GMO Short-Duration Collateral Fund and GMO Taiwan Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Private Placement Memorandums for GMO Short-Duration Collateral Fund and GMO Taiwan Fund and under the headings "Investment Advisory and Other Services - Independent Accountants" in the Statements of Additional Information for GMO Short-Duration Collateral Fund and GMO Taiwan Fund, all of which constitute part of such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts

June 27, 2003


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 31, 2002 relating to the financial statements and financial highlights which appear in the November 30, 2002 Annual Report to Shareholders of GMO Alpha LIBOR Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Private Placement Memorandum and under the heading "Investment Advisory and Other Services - Independent Accountants" in the Statement of Additional Information, all of which constitute part of such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 27, 2003